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                                                                    EXHIBIT 23.3

                                    CONSENT


We consent to the use in this Registration Statement of Portfolio Boost I, L.P. on Form SB-2 of our report dated March 11, 1998 (relating to the December 31, 1997 balance sheet of Corn Belt Management, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Mark Thompson, CPA, P.C.
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August 28, 1998
Fort Dodge, Iowa